EXHIBIT 10.20
                                                                -------------





                           THE RUBBERMAID INCORPORATED
                          SUPPLEMENTAL RETIREMENT PLAN











                          Reflecting Amendments Through
                                December 23, 1997










                 Federal Employer Identification No. 34-0628700

         Originally effective as of January 1, 1991 and restated as of January 1, 1995, Rubbermaid Incorporated adopted this Plan known as the Rubbermaid Incorporated Supplemental Retirement Plan, to provide retirement benefits to certain management and highly compensated employees to supplement benefits provided from other retirement or profit sharing plans maintained by Rubbermaid Incorporated or a subsidiary.

         The Plan is not intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1954, as amended by the Employee Retirement Income Security Act of 1974 nor is the Plan intended to meet other requirements of such Act.

         The provisions of this Plan as revised and restated effective January 1, 1995 shall apply only to persons who are employed by Rubbermaid Incorporated or an Adopting Employer.


                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

         The following words and phrases, when used in this Plan, unless the context clearly indicates otherwise, shall have the following meanings:

1.1 - Accrual or Employer Accrual
---------------------------------

         The amount which is computed and credited to a Participant's account pursuant to Article 3 of this Plan.

1.2 - Actuary
-------------

         An independent, qualified actuary who is a Fellow of the Society of Actuaries and an enrolled actuary pursuant to the provisions of ERISA, selected by the Company or a firm of independent actuaries selected by the Company at least one of whose members is a Fellow of the Society of Actuaries and an enrolled actuary pursuant to the provisions of ERISA.

1.3 - Adopting Employer
-----------------------

         A Subsidiary of Rubbermaid Incorporated who has adopted this Plan pursuant to the terms of Article 6.

1.4 - Age
---------

         A person's actual attained age expressed in years from date of birth.

1.5 - Approved Absence
----------------------

         Absence of an Associate (including periods of temporary or indefinite layoff) authorized or approved by the Company as determined in accordance with the normal practices of the Company as may be applied at each location, division or Subsidiary of the Company. In the event the Associate does not return within the period specified, termination of employment shall be deemed to have occurred on the last day of such period. The provisions of this Section shall be uniformly applied to all Participants similarly situated.

1.6 - Associate
---------------

         The term Associate shall mean any non-union, salaried employee of Rubbermaid Incorporated or any of its United States Subsidiaries.

1.7 - Beneficiary
-----------------

         The term Beneficiary shall mean such persons described in Section 5.8.

1.8 - Board
-----------

         The present and any succeeding Board of Directors of Rubbermaid Incorporated.

1.9 - Bonus
-----------

         The amount of annual incentive compensation payable by Rubbermaid Incorporated or an Adopting Employer under the Rubbermaid Incorporated Management Incentive Plan ("MIP") (effective January 1, 1997, the Rubbermaid Incorporated Management Value Plan ("MVP")) maintained by Rubbermaid Incorporated or an Adopting Employer.

1.10 - Break in Service
-----------------------

         The term Break in Service shall mean any Plan Year during which an Associate is credited with 500 or fewer Hours of Service.

1.11 - Code
-----------

         The Internal Revenue Code of 1986, as amended from time to time.

1.12 - Committee
----------------

         The Committee appointed pursuant to Article 7.

1.13 - Company
--------------

         Rubbermaid Incorporated, an Ohio corporation, and any United States Subsidiary of Rubbermaid Incorporated which is an Adopting Employer and any organization that is a successor to Rubbermaid Incorporated or is the result of a merger or consolidation of one or more Adopting Employers.

1.14 - Change of Control
------------------------

         A "Change of Control" of Rubbermaid Incorporated shall be deemed to occur:

               a. in the event Article Fifth of Rubbermaid Incorporated Amended Articles of Incorporation shall become operative,

               b. in the event that the Rubbermaid Incorporated Board of Directors recommends to its shareholders the acceptance of any tender offer as provided in said Article Fifth,

               c. in the event the necessary percentage of shareholders approves a transaction of the nature described in Article Sixth of the Rubbermaid Incorporated Amended Articles of Incorporation, or

               d. in the event any person, as defined in said Article Fifth of the Amended Articles of Incorporation, becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding common shares of Rubbermaid
                   Incorporated.

1.15 - Effective Date
---------------------

         January 1, 1995, the date on which the provisions of this Plan were revised and restated.

1.16 - Eligible Associate
-------------------------

         Any non-union salaried Associate of the Company compensated on the basis of periodic salary in accordance with the Company's normal practices, who is receiving remuneration for personal services rendered to the Company (or who would be receiving such remuneration except for an Approved Absence) and such Associate is:

               a. eligible to participate in the Rubbermaid Incorporated Management Incentive Plan ("MIP") (effective January 1, 1997, the Rubbermaid Incorporated Management Value Plan ("MVP")) and the Rubbermaid Retirement Plan; or

               b. a Highly Compensated Associate and eligible to participate in the Rubbermaid Retirement Plan; or

               c. any other Associate as designated by the Company.

1.17 - Eligible Spouse
----------------------

         The lawful husband or wife, as the case may be, recognized under the laws of the state in which a Participant is regularly and continuously employed by the Company, as of the date specified in the relevant section of this Plan. The Plan Administrator may rely on the statement of a Participant concerning the Participant's marital status and all persons claiming any benefit under the Plan shall be bound by such reliance.

1.18 - Employer
---------------

         Any Employer as defined in Section 3(5) of ERISA, which includes Rubbermaid Incorporated and any Adopting Employer.

1.19 - Employment Commencement Date
-----------------------------------

         The date upon which an Eligible Associate first performs an Hour of Service for the Company.

1.20 - ERISA
------------

         Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.21 - Fiduciary
----------------

         Rubbermaid Incorporated (acting through its Board or where applicable, duly authorized officers), the Plan Administrator, or such other parties named as Fiduciaries in this Plan, but only with respect to the specific responsibilities of each.

1.22 - Highly Compensated Associate
-----------------------------------

         Any Associate who during any Plan Year is a highly compensated employee as defined in Section 414(q) of the Code.

1.23 - Hour of Service
----------------------

         An Hour of Service shall generally be determined in accordance with Department of Labor Regulation 2530.200(b)-2. Hours of Service with respect to any Participant shall be determined using the same rules as the Rubbermaid Retirement Plan.

 1.24 - Participant
 ------------------

         An Eligible Associate who (i) has met all the participation requirements of this Plan and (ii) has become included in this Plan as provided in Section 2.1.

1.25 - Plan
-----------

         The Rubbermaid Incorporated Supplemental Retirement Plan, the terms of which are set forth herein, as it may be amended from time to time.

1.26 - Plan Administrator
-------------------------

         The Plan Administrator shall be the Rubbermaid Incorporated and effective August 22, 1995 shall be the Benefit Plans Committee of Rubbermaid Incorporated, or its delegate.

1.27 - Plan Year
----------------

         The twelve-month period commencing each January I and ending on December 31.

1.28 - Rubbermaid Incorporated
------------------------------

         Rubbermaid Incorporated shall mean the Ohio corporation located in Wooster, Ohio

1.29 - Subsidiary
-----------------

         Any corporation included with a "controlled group of corporations" of which Rubbermaid Incorporated is a member shall be deemed a Subsidiary. A controlled group of corporations shall be defined pursuant to Section 1563 of the Code and the Regulations thereunder.

1.30 - Normal Retirement Date
-----------------------------

         The Normal Retirement Date is the first day of the month following the date upon which a Participant attains the Age of 65. A Participant shall be vested in all amounts credited to such Participant's account upon attaining Age 65 notwithstanding any other provision of this Plan.

1.31 - Disability Retirement Date
---------------------------------

         The date upon which a Participant retires from the employment of the Company due to Total and Permanent Disability.

1.32 - Retirement Plan
----------------------

         Retirement Plan shall mean the Rubbermaid Retirement Plan.

1.33 - Total and Permanent Disability
-------------------------------------

         Total and Permanent Disability or Totally and Permanently Disabled shall mean physical or mental disability or illness which renders the Participant incapable of performing the duties regularly performed for the Company when such disability commenced, as determined by the Plan Administrator upon the basis of evidence submitted to it within a reasonable time after it so requests. In case of a difference of opinion between a doctor selected by the Participant and a doctor selected by the Company as to the existence and extent of the disability of the Participant, a third doctor shall be appointed by the other two doctors to examine said Participant and to make a report to the Plan Administrator with respect to the disability of the Participant. The report of such doctor shall be accepted by the Plan Administrator as the basis for its determination of the existence and extent of disability under the provisions of this Section.

1.34 - Valuation Date
---------------------

         Each January 31, which is the date on which Participant Accounts shall be adjusted to reflect accruals and forfeitures for the preceding Plan Year. Such date shall also be used to credit interest to the Participant's Account for the 12 month period ending on such date. The Plan Administrator may select other Valuation Dates (not more frequently than monthly) as it deems necessary.

1.35 - Year(s) of Service
-------------------------

         A Participant shall be credited with a Year of Service under this Plan for any "Year of Vesting Service" credited to such Participant under the Rubbermaid Retirement Plan.


                                    ARTICLE 2
                                    ---------

                                  PARTICIPATION
                                  -------------

2.1 - Eligibility
-----------------

         An Associate shall become eligible to participate in the Plan on the date the Associate becomes an Eligible Associate.

2.2 - Conditions of Participation
---------------------------------

         Participation in this Plan by an Eligible Associate shall be contingent upon receipt by the Plan Administrator of such documents and information as prescribed by the Plan Administrator. Each Associate, upon becoming a Participant, shall be deemed conclusively, for all purposes, to have consented to the terms and provisions of this Plan and shall be bound thereby.

2.3 - Break in Service/Rehire
-----------------------------

         A Participant who terminates employment and is rehired shall participate in the Plan pursuant to Section 2.1.

                                    ARTICLE 3
                                    ---------

                                    ACCRUALS
                                    --------

3.1 - Employer Accruals
-----------------------

         As of the last day of the Plan Year, Rubbermaid Incorporated and each Adopting Employer shall accrue on their book of account, an amount which equals the sum of the following amounts for each Participant who is employed by Rubbermaid Incorporated or an Adopting Employer on the last day of the Plan Year (June 13, 1997 with respect to a Participant who was employed by Rubbermaid Office Products Inc. on June 13, 1997 and not employed by Rubbermaid Incorporated or an Adopting Employer after June 13, 1997 but before December 31, 1997) except for absence due to Military Duty, Death, Approved Absence or Disability:

         a. For each Participant who is a participant in the Executive Management Plan of the Rubbermaid Incorporated Management Incentive Plan (effective January 1, 1997, the Rubbermaid Incorporated Management Value Plan) AND eligible to receive an "employer regular contribution" under the Retirement Plan, an amount equal to the greater of:

                  i. Fifteen percent (15%) of the total of the Participant's Bonus (determined prior to reduction under the 1997 Exchange of Compensation for Stock Options Program) earned for the Plan Year, regardless of whether such Bonus was deferred in whole or in part and for a Participant who is a member of Corporate Council, the value of any regular restricted stock award (effective January 1, 1997, performance stock award) for the Plan Year under the Rubbermaid Incorporated Amended and Restated 1989 Stock Incentive and Option Plan; or

                  ii.  Fifteen percent (15%) of the Participant's
                       "compensation" (as defined in the Retirement Plan) for the Plan Year LESS the amount of the "employer regular contribution" made to the Retirement Plan for such Participant for the Plan Year.

         b. For each Participant who is a participant in the Key Management Incentive Plan of the Rubbermaid Incorporated Management Incentive Plan (effective January 1, 1997, the Rubbermaid Incorporated Management Value Plan) AND eligible to receive an "employer regular contribution" under the Retirement Plan, an amount equal to the greater of:

                  i. Twelve percent (12%) of the Participant's Bonus (determined prior to reduction under the 1997 Exchange of Compensation for Stock Options Program) earned for the calendar year, regardless of whether such Bonus was deferred in whole or in part; or

                  ii. Fifteen percent (15%) of the Participant's "compensation" (as defined in the Retirement Plan) for the Plan Year LESS the amount of the "employer regular contribution" made to the Retirement Plan for such Participant for the Plan Year EXCEPT that this
                        Section 3.1(b)(ii) shall NOT apply for the 1995 Plan Year to a Participant who was employed by The Little Tikes Company.

         c. For each Participant who is NOT eligible for a contribution under Sections 3.1(a) or 3.1(b) AND is a eligible to receive an "employer regular contribution" under the Retirement Plan, an amount equal to the difference, if any, between the amount of the "employer regular contribution" the Participant would receive under the Retirement Plan for the Plan Year if he was a non-Highly Compensated Associate (based on his total "compensation" as defined in the Retirement Plan) and the amount he actually received as an "employer regular contribution" under the Retirement Plan for the Plan Year.

         d. For each Participant who is eligible to receive an "employer regular contribution" under the Retirement Plan, an amount equal to the amount the Participant would have received as an "employer regular contribution" under the Retirement Plan for the Plan Year if the limitations under Sections 401(a)(17) and 401(a)(4) of the Code were not applied to that Participant.

         e. For each Participant designated by the Company, such amount as determined by the Company in its sole discretion.

         If the amount credited to a Participant for the 1997 Plan Year under this Section 3.1 (except 3.1(e)) PLUS the amount of the "employer regular contribution" made to the Retirement Plan for such Participant for the 1997 Plan Year (the "1997 Retirement Plan Allocation") is LESS than the amount credited to the Participant for the 1996 Plan Year under this Section 3.1 (except 3.1(e)) PLUS the amount of the "employer regular contribution" made to the Retirement Plan for the 1996 Plan Year (the "1996 Total Allocation") then the amount credited to the Participant for the 1997 Plan Year under this Section 3.1 (except 3.1(e)) shall be an amount equal to the 1996 Total Allocation LESS the 1997 Retirement Plan Allocation. Notwithstanding the above, the amount credited to a Participant under this Section 3.1 for the 1997 Plan Year (after application of the preceding sentence) shall be REDUCED by the amount, if any, elected by the Participant under the 1997 Exchange of Compensation for Stock Options Program. Participants in the Rubbermaid Incorporated Executive FUNDED Supplemental Retirement Plan shall not receive a contribution under this
         Section 3.1(a), (b) or (c).

3.2 - Participant Accounts
--------------------------

         The Plan Administrator shall establish separate accounts for each Participant as it deems necessary or appropriate to reflect the Participants interest in Employer Accruals credited to the Participant under Section 3.1.

3.3 - Interest on Participant Accounts
--------------------------------------

         a. The rate of interest credited to the Participant accounts shall be the rate actually earned by the Stable Value Fund under the Retirement Plan for the 12 month period ending on the Valuation Date.

         b. As of each Valuation Date, each Participant's individual account, unless otherwise provided herein, is to be adjusted to reflect for amounts or items directly allocable to such individual account, including but not limited to amounts accrued, amounts paid out, amounts forfeited and interest earned.

3.4 - Costs
-----------

         All normal costs and expenses of administering the Plan are to be paid by the Company.


                                    ARTICLE 4
                                    ---------

                                     VESTING
                                     -------

4.1 - Vesting - Employer Accruals
---------------------------------

         a. Accruals allocated to the Participant's account under Section 3.3(a)(i) as in effect prior to the January 1, 1995 restatement of the Plan shall be 100% vested.

         b. Accruals under Section 3.1(e) shall be vested as of the date or dates determined by the Company in its sole discretion.

         c. Accruals under Section 3.1(a), (b), (c) and (d) shall vest at the following rate:


                  YEAR OF           VESTING EACH YEAR       CUMULATIVE VESTING
                  SERVICE
               First Year                  0%                        0%
               Second Year                 0%                        0%
               Third Year                 20%                       20%
               Fourth Year                20%                       40%
               Fifth Year                 20%                       60%
               Sixth Year                 20%                       80%
               Seventh Year
               and Thereafter             20%                      100%

         d. The nonforfeitable percentage of a Participant's interest in the Participant's account shall not be reduced as the result of any direct or indirect amendment to this Article.

4.2 - Years of Service
----------------------

         A Participant's Years of Service shall be equal to the Years of Service determined pursuant to Section 1.35 of the Plan.

4.3 - Forfeitures
-----------------

         Any amount credited to a Participant's account which is not vested upon termination of employment (other than for death or disability) shall be retained in the Plan in a segregated account in the Participant's name until forfeited. Such amounts shall be forfeited in the Plan Year in which the Participant incurs a 1-year Break in Service. However, effective January 31, 1997, such amounts shall be forfeited upon the earlier of any distribution to the Participant or the Valuation Date immediately following termination of employment with the Company.

         As of each Valuation Date, forfeitures which occurred during the preceding 12 month period shall be removed from the books of the Company.

         A Participant's forfeited account balance will be restored if the Participant is re-employed by the Company prior to incurring five (5) consecutive 1 Year Breaks in Service.

4.4 - Break in Service/Rehire
-----------------------------

         A Participant who terminates employment for any reason and who is rehired will have his Years of Service determined in accordance with
         Section 1.35.

4.5 - Disability
----------------

         When it is determined that a Participant is Totally and Permanently Disabled, the Participant's account shall become 100% vested.

4.6 - Death
-----------

         On the death of a Participant while employed by the Company, the interest of the Participant in the account shall become 100% vested in the Beneficiary.

4.7 - Change of Control
-----------------------

         In the event of an imminent or actual Change of Control, a Participant's account shall become 100% vested in the amount in the Participant's account.

                                    ARTICLE 5
                                    ---------

                                  DISTRIBUTIONS
                                  -------------

5.1 - Amount of Distribution or Payment
---------------------------------------

         At such time that a Participant has satisfied any of the requirements of this Article, the Plan Administrator shall commence to make payments from the Participant's account as provided in this
         Article 5.

             a. The amount which is to be paid to a Participant or a Beneficiary shall be equal to the amount in the Participant's account on the Valuation Date coincident with or subsequent to any of the following events:

                      i. Separation from service on or after the Normal Retirement Date;

                      ii. Separation from service due to Permanent and Total Disability;

                      iii. Death while in the employ of the Company;

                       iv.  Change of Control.

              b. The amount which is to be paid to a Participant or Beneficiary due to termination of employment prior to the Normal Retirement Date for reasons other than disability, death or a Change of Control, shall not exceed the vested interest of the Participant in the account on the Valuation Date coincident with or subsequent to the date of termination of employment. The non vested amount shall be forfeited in accordance with the provisions of Article 4.

         The account of each Participant which becomes payable under this
         Article 5 shall continue to be credited with interest pursuant to
         Article 3.

5.2 - Time of Distribution
--------------------------

         Annual distributions shall commence as of the April of the Plan Year immediately following the earlier of the Plan Year in which the Participant attains Age 65 or the Plan Year in which the Participant retires from full time employment (whether or not such employment is with the Company). A Participant shall notify the Committee in writing that he has retired from full-time employment.

5.3 - Change of Control
-----------------------

         Unless the Board provides otherwise by their written resolution, the Plan Administrator shall cause the entire account balance of each Participant to be paid in one lump sum payment on or before the date of such Change of Control.

5.4 - Authority to Alter Time or Form of Distribution
-----------------------------------------------------

         The Committee, taking into account the health, financial need and family obligations of the Participant, may alter the form of payments or the time at which any vested amount is to be paid, as it in its sole discretion decides.

5.5 - Normal Form of Benefit Payment
------------------------------------

         Benefit payments will be made annually in April of each year for a period of fifteen (15) years, commencing as of the date set forth in
         Section 5.2. The annual amounts will be determined by the Plan Administrator by dividing the account balance on the Valuation Date by the number of annual payments remaining.

5.6 - Optional Lump Sum Payment
-------------------------------

         Prior to the commencement of any annual benefit payments as set forth in Section 5.5, a Participant may irrevocably elect to receive a single lump-sum payment of his entire vested account by notifying the Plan Administrator in writing at least eighteen (18) months prior to the month in which the Participant attains Age 65. The lump sum payment will be paid in the April of the Plan Year following the Plan Year in which the Participant attains Age 65.

5.7 - Death Distribution Provisions
-----------------------------------

         A Participant who dies before attaining Age 65 or retirement and who is not receiving distributions from the Plan, shall have their account balance paid to the designated Beneficiary in the same form as receivable by the Participant, commencing on the April 1 following the Participant's Normal Retirement Date.

         If a Participant dies while distributions are being made, the Beneficiary shall receive the balance of the remaining payments in the same manner and at the same time as the Participant would have received them if living.

         Upon a determination by the Committee that a hardship exists, the Committee may direct payments to commence within a reasonable period after the Participant's death and/or be in form other than elected by the Participant.

5.8 - Designation of Beneficiary
--------------------------------

         A person entitled to designate a Beneficiary shall do so in writing on a form provided by the Plan Administrator. The Beneficiary designation may be changed at any time by filing a new form, and the most recent designation received by the Plan Administrator shall govern. If a deceased Participant is not survived by a named Beneficiary (or if no Beneficiary was effectively named), the benefits shall be paid to the Participant's surviving spouse or, if there is no surviving spouse, the deceased Participant's surviving children in equal shares or, if there are no surviving children, the Participant's estate. If the Beneficiary is living at the death of the Participant, but the Beneficiary dies prior to receiving the entire death benefit, the remaining portion (if any) of such death benefit shall be paid in a single sum to the estate of such deceased Beneficiary.

5.9 - Location of Participant or Beneficiary Unknown
----------------------------------------------------

         In the event that all, or any portion, of the distribution payable to a Participant or a Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Plan Administrator, after reasonable effort to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the Plan.


                                    ARTICLE 6
                                    ---------

                               ADOPTING EMPLOYERS
                               ------------------

6.1 - Adoption by Employers
---------------------------

         Rubbermaid Incorporated and each Subsidiary which is listed in Exhibit A, as attached hereto, shall be deemed to adopt this Plan with all of the provisions herein and shall be known as an Adopting Employer as of the date set forth in Exhibit A. An Employer which becomes a Subsidiary after the Effective Date may adopt this Plan with the consent of Rubbermaid Incorporated.

6.2 - Requirements of Adopting Employer
---------------------------------------

         Each Adopting Employer shall be bound by all decisions of the Plan Administrator and the Committee. The Committee shall have the sole authority to make any and all necessary rules or regulations, binding upon any Adopting Employer and as to all Participants of such Adopting Employer, to effectuate the purpose of this Article. Each Adopting Employer shall be deemed to have designated irrevocably Rubbermaid Incorporated as its agent.

         The transfer of any Participant from or to an Adopting Employer participating in this Plan, whether such person is an Employee of Rubbermaid Incorporated or an Adopting Employer, shall not affect such Participant's rights under the Plan. All amounts credited to such Participant's Account as well as accumulated service time with the transferor or predecessor shall continue to the Participant's credit.

6.3 - Adopting Employer Accruals
--------------------------------

         The Plan Administrator shall keep records concerning the accounts of the Participants of each Adopting Employer.

6.4 - Discontinuance of Participation
-------------------------------------

         Any Adopting Employer shall be permitted to discontinue or revoke its participation in the Plan by written resolution of the Adopting Employer's Board of Directors. Rubbermaid Incorporated, at its discretion, may determine that an Adopting Employer shall no longer participate and may require such Adopting Employer to withdraw from the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Plan Administrator. A Subsidiary shall not participate in this Plan upon the date it ceases to be a Subsidiary of Rubbermaid Incorporated.


                                    ARTICLE 7
                                    ---------

                        THE PLAN ADMINISTRATOR/COMMITTEE
                        --------------------------------

7.1 - Plan Administrator
------------------------

         The Plan Administrator shall have only those specific powers, duties, responsibilities and obligations as are specifically given under this Plan, and any power, duty, responsibility or obligation for the control, management, or administration of the Plan which is not specifically allocated to any Fiduciary, or with respect to which the allocation is in doubt, shall be deemed allocated to the Committee. The Plan Administrator may employ and suitably compensate attorneys, accountants and other advisors as may be necessary to the performance of the Plan Administrator's duties.

         The Plan Administrator shall maintain adequate records and information to insure the proper operation of this Plan for the benefit of its Participants.

         The Plan Administrator shall make available to Participants and their Beneficiaries, for examination during business hours, such records as pertain to the person wishing to examine the same.

         The Plan Administrator, on behalf of the Participants and their Beneficiaries shall enforce the Plan in accordance with the terms of this Plan and shall have all powers necessary to accomplish that purpose including, but not by way of limitation, the following:

                  a. To receive all Participant information, determine all questions relating to the eligibility of Associates to become Participants, or receive distributions;

                  b. To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries;

                  c.  To authorize all disbursements;

                  d. To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof and regulations, rules and interpretations concerning the Plan as may be approved by the Committee.

                  e. To file or cause to be filed all such annual reports, financial and other statements as may be required by any Federal or State statute, agency or authority within the time prescribed by law or regulations for filing such documents. The Plan Administrator shall furnish such reports, statements and other documents to such Participants and Beneficiaries of the Plan as may be required by any Federal or State statute or regulation within the time prescribed for furnishing such documents.

7.2 - Appointment of Committee
------------------------------

         The Chief Executive Officer of Rubbermaid Incorporated shall appoint a Committee, which effective August 22, 1995 is the Rubbermaid Incorporated Benefit Plans Committee as established by the Board, under the Plan whose powers, duties and responsibilities shall be those set forth in this Plan and those as delegated to the Committee by the Board. The Committee shall provide rules, regulations, and interpretations of the Plan provisions as the Committee deems necessary for the administration of the Plan.

7.3 - Indemnification
---------------------

         Rubbermaid Incorporated shall indemnify the Members of the Committee and any person in the employ of the Company engaged in the administration of this Plan against any claims, loss, damage, expense and liability, whether or not compensated for by insurances or otherwise (other than amounts paid in settlement not approved by Rubbermaid Incorporated), reasonably incurred by such person in connection with any action or failure to act to which such person may be a party by reason of performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification shall be made only to the extent (i) such expense or liability is not payable to or on behalf of such person under any liability insurance coverage, and (ii) the Plan is precluded from assuming such expense or liability because of the operations of applicable law. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

                                    ARTICLE 8
                                    ---------

                                   TERMINATION
                                   -----------

         Rubbermaid Incorporated has established this Plan with the expectation that the Plan will be continued indefinitely. However, Rubbermaid Incorporated by action of its Board may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of Rubbermaid Incorporated, the Plan shall terminate and benefits hereunder shall become immediately payable to the Participants, unless the Plan is Adopted by the successor to Rubbermaid Incorporated or the Board specifies otherwise by their written resolution. Upon termination of the Plan with respect to a group of Participants which is deemed to be a partial termination of the Plan, the benefits payable to such affected Participants shall become immediately payable unless otherwise provided for by the Committee. Upon the complete or partial termination of the Plan, the right of all Participants to their account balance shall become fully vested and nonforfeitable.


                                    ARTICLE 9
                                    ---------

                           NON-ALIENATION OF BENEFITS
                           --------------------------

         Except as specifically provided under a qualified domestic relations order (as defined under Section 414(p) of the Code), no Participant's interest hereunder and no amount payable to or held for the benefit of any Participant or the Beneficiary of any Participant shall be alienated, disposed of or in any manner encumbered, voluntarily or involuntarily or by operation of law by a Participant or Beneficiary. If by reason of any act of any Participant, Beneficiary or by operation of law or the happening of any event, the amount, or any part of the amount, payable to or held for the benefit of such Participant or Beneficiary, under this Plan would, except for this provision, vest in or be enjoyed by some person, firm, association or corporation otherwise than as provided in this Plan, then and in any of such event the Participant's or Beneficiary's interest in any such amount so payable to the Participant or held for the Participant's benefit shall cease. Thereafter such amount or interest may be held by the Plan Administrator to or for the benefit of such Participant, the Participant's spouse, children or other dependents, or any of them, in such manner and in such proportions pursuant to the terms of the Plan as the Plan Administrator in its sole and absolute discretion interprets such terms. The foregoing shall apply to any attempt by a Participant or Beneficiary to alienate, charge, or encumber any amount held for the benefit of or payable to a Participant or Beneficiary by reason of any attachment, garnishment, judicial or legal proceeding, order, judgement of court of law or in equity. Rubbermaid Incorporated, or the Plan Administrator may bring an action in a court of competent jurisdiction for a determination of the proper recipient of benefits under the Plan.

                                   ARTICLE 10
                                   ----------

                                   AMENDMENTS
                                   ----------

         Except as hereinafter provided, Rubbermaid Incorporated (acting through its Board) or effective October 27, 1997, the Committee
         (but only with respect to administrative matters as determined by the Committee in its sole discretion) has the right to amend this Plan in whole or in part. No modification or amendment may result in the retroactive reduction of a Participant's Accruals prior to such amendment or modification. Such amendment shall be evidenced by a written instrument executed by an Officer or Committee member pursuant to a resolution by the Board of Directors or the Committee. Any amendment shall be binding upon all Adopting Employers unless otherwise provided in such amendment.


                                   ARTICLE 11
                                   ----------

                             MERGER OR CONSOLIDATION
                             -----------------------

         This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.


                                   ARTICLE 12
                                   ----------

                                CLAIMS PROCEDURE
                                ----------------

         Any person who may be entitled to a benefit under the Plan shall have the right to file with the Plan Administrator a written notice of claim for such benefit. Within a reasonable time after its receipt of such written notice of claim, the Plan Administrator shall either grant or deny such claim provided, however, that any delay on the part of the Plan Administrator in arriving at a decision shall not adversely affect benefits payable under a granted claim. Each claimant shall have the right to appeal the denial of his claim to the Committee for a full and fair review at any time within seventy-five (75) days after claimant received written notice of such denial. The Committee shall thereby afford the claimant or his duly authorized representative the opportunity (1) to review documents pertinent to the claim, (2) to submit issues and comments in writing and (3) to discuss such documents and issues. The final decision of the Committee shall be made promptly after its receipt from the claimant of a request for review unless circumstances beyond the control of the Committee require an extension of time for processing. Such decision shall be made in writing and shall include specific reasons for the decision, and specific references to pertinent Plan provisions on which the decision is based.

                                   ARTICLE 13
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

13.1 - Validity of Plan
-----------------------

         The laws of the State of Ohio shall be the controlling State law with respect to all matters relating to this Plan.

13.2 - No Commitment as to Employment
-------------------------------------

         Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Associate, or as a right of any Associate to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any Associate with or without cause.


         IN WITNESS WHEREOF, Rubbermaid Incorporated has caused this Rubbermaid Incorporated Supplemental Retirement Plan to be executed as of this 23rd day of December, 1997.



                               By: /s/ David L. Robertson
                                  -------------------------------------------
                                  David L. Robertson, Senior Vice-President



                               By: /s/ James A. Morgan
                                  -------------------------------------------
                                  James A. Morgan, Secretary

                                    EXHIBIT A
                                    ---------


              ADOPTING EMPLOYER AND
              ---------------------                                   DATE OF
              LOCATION                                                ADOPTION
              --------                                                --------

1.            Rubbermaid Commerical                                   1/1/91
              Products Inc.
              Winchester, Virginia
2.            Rubbermaid Incorporated                                 1/1/91
              Wooster, Ohio
3.            Rubbermaid Texas Limited                                1/1/95
              Greenville, Texas
              (formerly Rubbermaid Incorporated,
              Greenville, Texas)
              Cleburne, Texas
              (formerly Rubbermaid
              Incorporated,
              Cleburne, Texas)
4.            Rubbermaid Sales Corporation                            1/1/95
              Wooster, Ohio
              Winchester, Virginia
              Hudson, Ohio
              Corning, New York
              Jeffersonville, Ohio
              Woodbridge, Virginia
5.            Rubbermaid Commerical                                   1/1/91
              Products Inc. (formerly
              Rubbermaid Commercial -
              Cleveland Inc.)
              Cleveland, Tennessee
6.            Rubbermaid Health Care                                  1/1/91
              Products (formerly
              Rubbermaid-Statesville,
              Inc. and Carex Inc.)
              Statesville, North Carolina
7.            Rubbermaid-Cortland, Inc.                               1/1/91
              Cortland, New York
8.            Rubbermaid Specialty                                    1/1/91
              Products Inc.
              Centerville, Iowa
              (formerly Rubbermaid
              Centerville Inc.)

9.            Rubbermaid Office                                       1/1/91
              Products, Inc.
              Maryville, Tennessee
              Carson, California
10.           Rubbermaid Incorporated                                 1/1/91
              Goodyear, Arizona
11.           The Little Tikes Company                                1/1/91
              Hudson, Ohio
              Sebring, Ohio
              City of Industry, California
12.           The Little Tikes Company                                1/1/91
              (Missouri)
              Aurora, Missouri
13.           The Little Tikes Company                                1/1/94
              (Pennsylvania)
              Shippensburg, Pennsylvania
14.           The Little Tikes Company                                1/1/95
              (South Carolina)
              Columbia, South Carolina
15.           Rubbermaid Cleaning                                     1/1/96
              Products Inc.
              (formerly Empire Brushes,
              Inc.)
              Greenville, North Carolina
16.           Graco Childrens Products Inc.                           1/1/97
              Elverson, Pennsylvania